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Exhibit (g)(4)

                       FOREIGN CUSTODY MANAGER AGREEMENT

         AGREEMENT made as of December 10, 1997, between Waterhouse Investors Family of Funds, Inc., formerly Waterhouse Investors Cash Management Funds, Inc. (the "Fund") and The Bank of New York ("BNY").

                             W I T N E S S E T H:

         WHEREAS, the Fund desires to appoint BNY as a Foreign Custody Manager on the terms and conditions contained herein;

         WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and condition contained herein;

         NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         1. "Board" shall mean the board of directors or board of trustees, as the case may be, of the Fund.

         2. "Eligible Foreign Custodian" shall have the meaning provided in the Rule.

         3. "Monitoring System" shall mean a system established by BNY to fulfill the Responsibilities specified in clauses 1(d) and 1(e) of Article III of this Agreement.

         4. "Qualified Foreign Bank" shall have the meaning provided in the Rule.

         5. "Responsibilities" shall mean the responsibilities delegated to BNY as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

         6. "Rule" shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended, as such Rule became effective on June 16, 1997, and as may hereafter be amended from time to time.

         7. "Securities Depository" shall mean any securities depository or clearing agency within the meaning of Section (a)(1)(ii) or (a)(1)(iii) of the Rule.

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         8. "Specified Country" shall mean each country listed on Schedule I attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given settlement instructions to The Bank of New York as custodian (the "Custodian") under its Custody Agreement with the Fund.

                                  ARTICLE II
                       BNY AS A FOREIGN CUSTODY MANAGER

         1. The Fund on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

         2. BNY accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's assets would exercise.

         3. BNY shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund's foreign custody arrangements, but not less frequently than quarterly, written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including, in the case of Qualified Foreign Banks, any material change in any contract governing such arrangements and in the case of Securities Depositories, any material change in the established practices or procedures of such Securities Depositories) with respect to assets of the Fund with any such Eligible Foreign Custodian.

                                  ARTICLE III
                               RESPONSIBILITIES

         1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in Section (c)(1) of the Rule; (b) determine that the Fund's foreign custody arrangements with each Qualified Foreign Bank are governed by a written contract with the Custodian (or, in the case of a Securities Depository, by such a contract, by the rules or established practices or procedures of the Securities Depository, or by any combination of the foregoing) which will provide reasonable care for the Fund's assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with a Qualified Foreign Bank shall include the provisions specified in paragraph
(c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions;
(d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Rule and in

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the case of a Qualified Foreign Bank, any material change in the contract governing such arrangement and in the case of a Securities Depository, any material change in the established practices or procedures of such Securities Depository; and (e) advise the Fund promptly whenever an arrangement (including, in the case of a Qualified Foreign Bank, any material change in the contract governing such arrangement and in the case of a Securities Depository, any material change in the established practices or procedures of such Securities Depository) described in preceding clause (d) no longer meets the requirements of the Rule. Anything in this Agreement to the contrary notwithstanding, BNY shall in no event be deemed to have selected any Securities Depository the use of which is mandatory by law or regulation or because securities cannot be withdrawn from such Securities Depository, or because maintaining securities outside the Securities Depository is not consistent with prevailing custodial practices in the relevant market (each, a "Compulsory Depository"); it being understood however, that for each Compulsory Depository utilized or intended to be utilized by the Fund, BNY shall provide the Fund from time to time with information addressing the factors set forth in Section (c)(1) of the Rule and BNY's opinions with respect thereto so that the Fund may determine the appropriateness of placing Fund assets therein. BNY shall also provide to the Fund or its designee such other information relating to the Specified Countries as may reasonably be requested by the Fund to assist in the Fund's evaluation of Country Risk, including without limitation, information relating to each Specified Country's custody and settlement practices.

         2. (a) For purposes of Clauses (a) and (b) of preceding Section 1 of this Article, with respect to Securities Depositories, it is understood that such determination shall be made on the basis of, and limited by, publicly available information with respect to each such Securities Depository.

         (b) For purposes of clause (d) of preceding Section 1 of this Article, BNY's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including, but not limited to, (a) the use of Compulsory Depositories, (b) such country's financial infrastructure, (c) such country's prevailing custody and settlement practices, (d) nationalization, expropriation or other governmental actions,
(e) regulation of the banking or securities industry, (f) currency controls, restrictions, devaluations or fluctuations, and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

                                  ARTICLE IV
                                REPRESENTATIONS

         1. The Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance of this Agreement;
(b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present; and (c) the Board or its investment advisor has considered the Country Risks associated with investment in each Specified Country and will

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have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other Specified Country.

         2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; and (c) BNY has established the Monitoring System.

                                   ARTICLE V
                                CONCERNING BNY

         1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

         2. The Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including reasonable attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY's performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY's failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof, including without limitation, in the event of BNY's negligence or willful misconduct.

         3. For its services hereunder, the Fund agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

         4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

                                  ARTICLE VI
                                 MISCELLANEOUS

         1. This Agreement constitutes the entire agreement between the Fund and BNY, and no provision in the Custody Agreement between the Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

         2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 90

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Washington Street, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

         3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it at its offices at 100 Wall Street, New York, New York 10005 or at such other place as the Fund may from time to time designate in writing.

         4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

         5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the exclusive jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

         6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person.

         7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty
(30) days after the date of such notice.


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         IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.


                                                 WATERHOUSE INVESTORS FAMILY
                                                 OF FUNDS, INC., FORMERLY
                                                 WATERHOUSE INVESTORS CASH
                                                 MANAGEMENT FUNDS, INC.


                                                 By: /s/ Richard W. Ingram
                                                     -------------------------

                                                 Title:  President

                                                 Tax Identification No.:



                                                 THE BANK OF NEW YORK


                                                 By: /s/ Stephen E. Grunston
                                                     -------------------------

                                                 Title:  Vice President



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                                  SCHEDULE 1

                      FOREIGN CUSTODY MANAGER AGREEMENT

                                  SCHEDULE I


                   Argentina                 Luxembourg
                   Australia                 Malaysia
                   Austria                   Mauritius
                   Bangladesh                Mexico
                   Belgium                   Morocco
                   Bermuda                   Namibia
                   Botswana                  Netherlands
                   Brazil                    New Zealand
                   Bulgaria                  Nigeria
                   Canada                    Norway
                   Chile                     Pakistan
                   China                     Peru
                   Colombia                  Philippines
                   Cyprus                    Poland
                   Czech Republic            Portugal
                   Denmark                   Russia
                   Easdaq                    Singapore
                   Ecuador                   Slovenia
                   Egypt                     South Africa
                   Estonia                   Spain
                   Euromarket (Cedel)        Sri Lanka
                   Finland                   Swaziland
                   France                    Sweden
                   Germany                   Switzerland
                   Ghana                     Taiwan
                   Greece                    Thailand
                   Hong Kong                 Tunisia
                   Hungary                   Turkey
                   India                     Ukraine
                   Indonesia                 United Kingdom
                   Ireland                   United States
                   Israel                    Uruguay
                   Italy                     Venezuela
                   Ivory Coast               Zambia
                   Japan                     Zimbabwe
                   Jordan
                   Kenya
                   Korea
                   Latvia
                   Lebanon
                   Lithuania

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